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                                                                    EXHIBIT 99.1

                        Banc One Credit Card Master Trust
                     Excess Spread Analysis - February 2002

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Series                                  1996-A
Deal Size                              $500 MM
Expected Maturity                    4/15/2003
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Yield                                   20.27%
Less Coupon                              1.94%
     Servicing Fee                       1.50%
     Net Credit Losses                   6.79%
Excess Spread:
     February-02                        10.04%
     January-02                          9.89%
     December-01                        10.28%
Three Month Average Excess Spread       10.07%

Delinquency:
     30 to 59 Days                       1.79%
     60 to 89 Days                       1.27%
     90+ Days                            2.57%
     Total                               5.63%

Payment Rate                            11.66%

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